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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92176) pertaining to the 1999 Stock Plan, 1998 ACT Medical Stock Plan, and 2001 Employee Stock Purchase Plan of MedSource Technologies, Inc. of our report dated July 28, 2003, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of MedSource Technologies, Inc. for the year ended June 30, 2003.

Our audit also included the financial statement schedule of MedSource Technologies, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referenced above, when considered in relation to the basic financial statements as a whole, presents fairly, in all material respects, the information set forth therein.

                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 25, 2003